Exhibit 99.2
CUSTOMER Q&A

1.
How does this transaction impact customers?
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We do not expect this transaction to have any impact on our customers’ user experience in the near term.
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Over time, this transaction will enhance our ability to serve our customers, through a broader investment in user experience, mobile technology, and overall operations.

2.
Should I expect to see any changes to the site I use?
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We do not expect this transaction to have any impact on our customers’ user experience.
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We do have plans to update our platforms throughout 2017 which will continue as planned.

3.
Do you expect to discontinue any sites?
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Our core brands will continue to operate in the same manner.

4.
Do you expect to raise prices as a result of this transaction?
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We have not discussed any changes to pricing at this time.

5.
Will there be any changes since the company is based in Europe?
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Around half of the combined company’s revenue is generated in North America, which is expected to grow over time.
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We do not expect this transaction to have any impact on our customers’ user experience in the near term.
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Over time, this transaction will enhance our ability to serve our customers, through a broader investment in user experience, mobile technology, and overall operations.

6.
What is going to happen to the company? Are people going to be laid off?
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What we know right now is that the company will be headquartered in Europe but maintain a significant U.S. presence.

7.
Why is the merger happening? Were there difficulties at Spark?
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The merger will provide the combined company with increased scale, a diversified global platform, and an attractive financial position.
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Across the dating industry, companies have been partnering with complimentary firms. This transaction is aligning two companies with very strong brands.
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EliteSingles approached Spark because of its belief in Spark’s brands and customer base.